Exhibit 10.11

                              ASSIGNMENT AGREEMENT



            ASSIGNMENT AGREEMENT (the "Agreement") dated as of March ___, 2001 (the "Effective Date"), between IMMTECH INTERNATIONAL, INC., a Delaware corporation with its principal place of business located at 150 Fairway Drive, Suite 150, Vernon Hills, Illinois 60061 (the "Assignee"), and PHARM-ECO LABORATORIES, INC., a California corporation with its principal place of business located at 25 Patton Road, Devens, Massachusetts 01432 (the "Assignor").

            WHEREAS, the Assignor, the Assignee, and The University of North Carolina at Chapel Hill ("UNC") are parties to that certain letter agreement entitled "Formation of Research Collaboration" dated January 15, 1997 (the "1997 Agreement"), to which each of Auburn University ("Auburn"), Duke University ("Duke"), and the Georgia State University Research Foundation, Inc. ("Georgia State," and collectively with UNC, Auburn, and Duke, the "Universities"), later became a party. Capitalized terms used but not defined in this Agreement have the respective meanings given to them in the 1997 Agreement.

            WHEREAS, the Assignor possesses various license rights and/or option rights to certain technology and compounds, referred to as the Current Compounds in the 1997 Agreement, which rights, as of immediately prior to the date of the 1997 Agreement, had been previously licensed or optioned to the Assignor pursuant to various agreements and letters and other documentation and understandings between the Assignor and UNC and/or one or more of the other Universities, (including, without limitation, that certain License Agreement dated August 25, 1993 (the "1993 License Agreement"), between UNC and the Assignor) (collectively, including the 1993 License Agreement, the "License Documents"). Notwithstanding the foregoing, the License Documents do not include either of the 1997 Agreement or that certain letter agreement dated February 17, 1997 (the "1997 Side Letter"), between the Assignee and the Assignor entitled "Side Letter to Research Collaboration Agreement."

            WHEREAS, Paragraph 2(b) of the 1997 Agreement provides that, upon the completion of the initial public offering of the Assignee generating gross proceeds of at least $10,000,000 (the "IPO"), the Assignor would grant or assign its license relating to the Current Compounds and the Current Products to the Assignee in exchange for shares of common stock of the Assignee (the "Shares").

            WHEREAS, the IPO has occurred and the Assignee has delivered to the Assignor (and its designees) the Shares, and in compliance with Vice Chancellor Strine's Memorandum Opinion dated February 21, 2001 in the matter captioned Pharm-Eco Laboratories, Inc., David J. Wade and Richard Gabriel v. Immtech International, Inc., Civ. No. 18246 (Del. Ch.), the Assignee and the Assignor are entering into this Agreement in order to effectuate and evidence the assignment of the License Documents (including, without limitation, the 1993 License Agreement), and all of the Assignor's rights thereunder with respect to the Current Compounds and the Current Products (collectively, the "License Rights"), to the Assignee.

            NOW, THEREFORE, in consideration of the Shares and other good and valuable consideration, the receipt, legal sufficiency and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

            SECTION 1. ASSIGNMENT. The Assignor hereby sells, transfers, conveys, assigns and sets over unto the Assignee and its successors and assigns all of the Assignor's right, title and interest in, under and to (a) the 1993 License Agreement, and (b) all of the License Rights that the Assignor may possess under any of the License Documents. The Assignee hereby accepts the foregoing assignment.

            SECTION 2. REPRESENTATIONS AND WARRANTIES. The Assignor hereby represents and warrants to the Assignee that (a) the Assignor is in full compliance and good standing under each of the License Documents, (b) that no default by the Assignor thereunder presently exists, (c) that the Assignor is current in all of its obligations thereunder, (d) the Assignor has not sold, assigned, conveyed or otherwise transferred any of the License Documents or any of the License Rights to any person or entity, (e) the Assignor is not contractually bound, part of any agreement or understanding providing for, or under any other obligation to effect or provide for the transfer of any License Document or any License Right to any person or entity, and (f) subject to the necessary consents under the 1993 License Agreement, the Assignor has the right, power, and authority to effect the assignment set forth in Section 1 of this Agreement, and that such assignment has been duly authorized by all requisite corporate action required of the Assignor.

            SECTION 3. FURTHER ASSURANCES. The Assignor shall, at its expense, execute and deliver to the Assignee any and all additional or supplemental documents or instruments, and do such other acts or things, if any, as may be necessary or reasonably requested by the Assignee in order to fully effectuate and carry out the terms and provisions of this Agreement.

            SECTION 4. BINDING AGREEMENT. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns.

            SECTION 5. NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to create and shall not create any rights in favor of any Person or entity (including, without limitation, any third party beneficiary rights) other than the parties hereto.

            SECTION 6. OTHER AGREEMENTS. Notwithstanding the foregoing, this Agreement shall not supercede, amend or otherwise limit the rights or obligations of the parties hereto under either of the 1997 Agreement or the 1997 Side Letter. The Assignor and the Assignee agree that the performance of this Agreement implements, and upon the delivery to the Assignee of the consent of each of the Universities to this Agreement shall satisfy, the Assignor's obligations under Paragraph 2(b) of the 1997 Agreement.

            SECTION 7. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without application of conflict of laws principles.

            SECTION 8. HEADINGS. The headings contained herein are for convenience purposes only, and shall not alter, modify or limit, or be used in construing or interpreting, any of the provisions hereof.

            SECTION 9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same document.

            SECTION 10. CONSTRUCTION. This Agreement is being executed and delivered by the parties hereto in connection with the 1997 Agreement. If there arises any conflict between the terms of this Agreement (including, without limitation, the terms set forth in Section 1 hereof) and the terms of the 1997 Agreement, then the terms of this Agreement shall prevail.

            SECTION 11. AMENDMENTS. No amendment, supplement, modification, or waiver of any of the terms of this Agreement shall be effective for any purpose unless it is in writing and executed by each of the Assignee and the Assignor.

      (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS)

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                    ASSIGNOR:

                                            PHARM-ECO LABORATORIES, INC.


                                            By:  /s/  David J. Wade
                                               ---------------------------------
                                               Name:   David J. Wade
                                               Title:  President


                                    ASSIGNEE:

                                            IMMTECH INTERNATIONAL, INC.


                                            By:  /s/  T. Stephen Thompson
                                               ---------------------------------
                                               Name:   T. Stephen Thompson
                                               Title:  President and CEO